EXHIBIT 10.7


                              SETTLEMENT AGREEMENT




     THIS SETTLEMENT AGREEMENT is entered into as of this 23rd day of September, 2002 by and between Hadro Resources, Inc., a Nevada corporation (the "Company") and Investor Communications International, Inc. ("ICI").



                                    RECITALS:

     WHEREAS, the Company and ICI have entered into contractual relations pursuant to which ICI has agreed to provide certain services to the Company on an as-needed basis including, but not limited to, managerial, financial, investor relations, administrative and oil and gas management;

     WHEREAS, the Company has incurred an aggregate of $523,103, including accrued interest, to ICI relating to fees incurred for such services rendered by ICI to the Company (the "Debt");

     WHEREAS, the Company and ICI have settled their differences regarding the Debt and wish to set forth their settlement agreement;

     WHEREAS, the Company desires to settle the Debt by issuing shares of its restricted common stock, par value $0.0001 (the "Common Stock") at the rate of $0.109 per share (which amount is based upon the average of the open and close price of $0.10 of the Company's shares of Common Stock traded on the OTC Bulletin Board as of September 23, 2002); and

     WHEREAS, ICI desires to convert the Debt and accept the issuance of 4,787,517 shares of restricted Common Stock of the Company as full and complete satisfaction of the Debt;

     WHEREAS, the Company and ICI desire to release one another from any and all further liability as related to the aforesaid Debt.

     NOW, THEREFORE, in consideration of the aforesaid recitals and mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    AGREEMENT

     1. The Company agrees to issue to ICI 4,787,517 shares of its restricted Common Stock, at $0.109 per share, as of September 23, 2002, as full and complete satisfaction and payment of the Debt.

     2. ICI agrees to accept the issuance of 4,787,517 shares of the restricted Common Stock of the Company as full and complete satisfaction and payment of the Debt.

     3. The Company and ICI shall agree to release each other and forever discharge any and all claims, manner of actions, whether at law or in equity suits, judgments, debts, liens, liabilities, demands, damages, losses, sums of money, expenses or disputes, known or unknown, fixed or contingent, which it now has or may have hereafter, directly or indirectly, individually or in any capacity against each other, their successors and assigns, as well as its present or former owners, directors, officers, stockholders, employees, agents, heirs, by reason of any act, omission, matter, cause, or thing whatsoever, from the beginning of time to, and including the date of the execution of this Agreement, relating to the aforesaid Debt.

     4. ICI acknowledges that the issuance of the 4,787,517 shares of restricted Common Stock (i) has not been registered under the Securities Act of 1933, as amended (the "1933 Securities Act"); (ii) is in reliance on the exemption provided by Section 4(2) of the 1933 Securities Act, (iii) are being acquired solely for ICI's own account without any present intention for resale or distribution, (iv) will not be resold without registration under the 1933 Securities Act or in compliance with an available exemption from registration, unless the shares of Common Stock are registered under the 1933 Securities Act and under any applicable state securities law or an opinion of counsel satisfactory to the Company is delivered to the Company to the effect that any proposed distribution of the shares of Common Stock will not violate the registration requirements of the 1933 Securities Act and any applicable state securities laws, and (v) that ICI understands the economic risk of an investment in the Common Stock and has had the opportunity to ask questions of and receive answers from the Company's management concerning any and all matters related to the acquisition of the Common Stock.

     4. This Settlement Agreement shall be effective as of September 23, 2002 and shall be binding upon and insure to the benefit of the parties hereto and their respective successors.


                                     Hadro Resources, Inc.



Date:_____________                   By:__________________________
                                        Grant Atkins, President




                                     Investor Communications International, Inc.



Date:______________                  By: __________________________
                                         President